Exhibit 99.2
@NFX is periodically published to keep stockholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

April 24, 2012

Newfield today released financial and operational results for the first quarter of 2012. The news release can be found on our website.

This edition of @NFX also includes updated tables detailing complete hedge positions. Items highlighted reflect new and/or changed data since our last publication on March 14, 2012.

NATURAL GAS HEDGE POSITIONS

Please see the tables below for our complete hedging positions.

The following hedge positions for the second quarter of 2012 and beyond are as of April 23, 2012:

Second Quarter 2012
Weighted Average
Volume	Fixed
32,760 MMMBtus1	$3.92

Third Quarter 2012
Weighted Average
Volume	Fixed
33,120 MMMBtus1	$3.92

Fourth Quarter 2012
Weighted Average
Volume	Fixed
26,410 MMMBtus1	$3.67

First Quarter 2013
Weighted Average
Volume	Fixed
24,300 MMMBtus1	$4.47

Second Quarter 2013
Weighted Average
Volume	Fixed
24,570 MMMBtus1	$4.40

Third Quarter 2013
Weighted Average
Volume	Fixed
24,840 MMMBtus1	$4.40

Fourth Quarter 2013
Weighted Average
Volume	Fixed
20,570 MMMBtus1	$4.35

First Quarter 2014
Weighted Average
Volume	Fixed
13,500 MMMBtus	$3.86

Second Quarter 2014
Weighted Average
Volume	Fixed
13,350 MMMBtus	$3.85

Third Quarter 2014
Weighted Average
Volume	Fixed
13,800 MMMBtus	$3.85

Fourth Quarter 2014
Weighted Average
Volume	Fixed
13,800 MMMBtus	$3.85

1 These weighted-average fixed prices for the respective periods represent the resultant hedge position which is a combination of the put spread in our 3-way collar contracts and our fixed price swap contracts.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices.

			Gas Prices
	$2	$3	$4	$5	$6
2012 (in millions)
2nd Quarter	$63	$30	($5)	($51)	($97)
3rd Quarter	$63	$30	($5)	($52)	($99)
4th Quarter	$44	$18	($11)	($48)	($85)
Total 2012	$170	$78	($21)	($151)	($281)

2013 (in millions)
1st Quarter	$60	$36	$9	($23)	($53)
2nd Quarter	$59	$34	$7	($25)	($54)
3rd Quarter	$60	$35	$8	($25)	($55)
4th Quarter	$48	$27	$5	($21)	($44)
Total 2013	$227	$132	$29	($94)	($206)

2014 (in millions)
1st Quarter	$25	$11	($2)	($15)	($29)
2nd Quarter	$25	$12	($2)	($16)	($29)
3rd Quarter	$25	$12	($2)	($16)	($30)
4th Quarter	$26	$12	($2)	($16)	($30)
Total 2014	$101	$47	($8)	($63)	($118)

In the Rocky Mountains, we hedged basis associated with approximately 4 Bcf of our natural gas production from April 2012 through December 2012 to lock in the differential at a weighted-average price of $0.91 per MMBtu less than the Henry Hub Index.  In total, this hedge and the 8,000 MMBtu per day we have sold on a fixed physical basis for the same period results in an average basis hedge of $0.91 per MMBtu less than the Henry Hub Index.

In the Mid-Continent, we also have hedged basis associated with approximately 13 Bcf of our anticipated natural gas production from the Stiles/Britt Ranch area for the period April 2012 through December 2012 at an average of $0.55 per MMBtu less than the Henry Hub Index.

Approximately 12% of our natural gas production correlates to Houston Ship Channel, 16% to Columbia Gulf, 16% to Texas Gas Zone 1, 5% to Tennessee 800, 7% to CenterPoint/East, 23% to Panhandle Eastern Pipeline, 4% to Waha, 10% to Colorado Interstate, and 7% to others.

CRUDE OIL HEDGE POSITIONS

The following hedge positions for the second quarter of 2012 and beyond are as of April 23, 2012:

Second Quarter 2012
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
3,185,000 Bbls1	—	$82.96 — $111.14	$75.00 — $100.00	$88.20 — $137.80

Third Quarter 2012
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
3,220,000 Bbls1	—	$82.96 — $111.14	$75.00 — $100.00	$88.20 — $137.80

Fourth Quarter 2012
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
3,220,000 Bbls1	—	$82.96 — $111.14	$75.00 — $100.00	$88.20 — $137.80

First Quarter 2013
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
2,157,000 Bbls2	—	$86.86 — $118.50	$80.00 — $95.00	$109.50 — $130.40

Second Quarter 2013
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
2,457,000 Bbls2	—	$87.78 — $118.93	$80.00 — $95.00	$109.50 — $130.40

Third Quarter 2013
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
2,729,000 Bbls2	—	$88.43 — $119.23	$80.00 — $95.00	$109.50 — $130.40

Fourth Quarter 2013
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
3,006,000 Bbls2	—	$ 89.03 — $119.51	$80.00 — $95.00	$109.50 — $130.40

First Quarter 2014
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
720,000 Bbls3	—	$95.00 — $120.19	$95.00	$120.00 — $120.75

Second Quarter 2014
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
728,000 Bbls3	—	$95.00 — $120.19	$95.00	$120.00 — $120.75

Third Quarter 2014
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
736,000 Bbls3	—	$95.00 — $120.19	$95.00	$120.00 — $120.75

Fourth Quarter 2014
	Weighted Average		Range
Volume	Fixed	Collars	Floor	Ceiling
736,000 Bbls3	—	$95.00 — $120.19	$95.00	$120.00 — $120.75

1 The 2012 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbl as per the table above until the price drops below a weighted average price of $66.86 per Bbl. Below $66.86 per Bbl, these contracts effectively result in realized prices that are on average $16.10 per Bbl higher than the cash price that otherwise would have been realized.

2 The 2013 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbl as per the table above until the price drops below a weighted-average price of $68.54 per Bbl. Below $68.54 per Bbl, these contracts effectively result in realized prices that are on average $19.58 per Bbl higher than the cash price that otherwise would have been realized.

3 The 2014 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbl as per the table above until the price drops below a weighted-average price of $80.00 per Bbl. Below $80.00 per Bbl, these contracts effectively result in realized prices that are on average $15.00 per Bbl higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices.

	Oil Prices
	$50	$60	$70	$80	$90	$100	$110
2012 (in millions)
2nd Quarter	$51	$48	$30	$8	$5	($5)	($14)
3rd Quarter	$52	$48	$31	$8	$5	($6)	($14)
4th Quarter	$52	$49	$31	$8	$5	($6)	($14)
Total 2012	$155	$145	$92	$24	$15	($17)	($42)

2013 (in millions)
1st Quarter	$44	$38	$27	$15	$5	$ -	$ -
2nd Quarter	$49	$43	$31	$19	$6	$ -	$ -
3rd Quarter	$53	$47	$35	$23	$8	$ -	$ -
4th Quarter	$57	$51	$39	$27	$9	$ -	$ -
Total 2013	$203	$179	$132	$84	$28	$ -	$ -

2014 (in millions)
1st Quarter	$11	$11	$11	$11	$3	$ -	$ -
2nd Quarter	$11	$11	$11	$11	$4	$ -	$ -
3rd Quarter	$11	$11	$11	$11	$4	$ -	$ -
4th Quarter	$11	$11	$11	$11	$4	$ -	$ -
Total 2014	$44	$44	$44	$44	$15	$ -	$ -

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX.  This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids.  Our principal domestic areas of operation include the Mid-Continent, the Rocky Mountains and onshore Texas.  Internationally, we focus on offshore oil developments in Malaysia and China.

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